UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2011
KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-27241	94-3226488

(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, California	94404

(Address of principal executive offices)	(Zip Code)
(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     On January 21, 2011, Keynote Systems, Inc. (“Keynote”) entered into an amended and restated employment agreement with Mr. Gupta, its chief executive officer. The amended and restated agreement has a four-year term and provides that Mr. Gupta’s annual base salary shall be $330,000, but is reduced in line with Keynote’s current salary reduction program generally. Accordingly, his stated base salary will remain the same as in fiscal 2010. He will also be entitled to an annual target bonus of $220,000, which is also the same as in fiscal 2010. In the event Mr. Gupta’s employment is terminated without “Cause” or if a “Constructive Termination” of his employment occurs, Mr. Gupta would be entitled to receive 12 months of base salary and 18 months of additional vesting of his equity awards. In the event of his death or disability, he would be entitled to receive 12 months base salary and target bonus and 12 months of additional acceleration and a 24 month period to exercise his existing stock option to purchase 500,000 shares of common stock granted in February 2006. In the event Mr. Gupta’s employment is terminated without “Cause,” or if a “Constructive Termination” occurs, each within twelve months following a sale of the company, Mr. Gupta would be entitled to receive full acceleration of any outstanding equity awards. If Mr. Gupta voluntarily ceases his employment, but provides at least three months advance notice and provides such assistance through the date of termination as the Board of Directors may reasonably request, he would be entitled to receive a ratable portion of his target bonus amount, subject to achievement of the goals and objectives for bonus eligibility.
“Cause” is defined to exist at any time after the happening of one or more of the following events:
•	any willful act or acts of dishonesty undertaken by him and intended to result in substantial gain or personal enrichment at the expense of Keynote;

•	any willful act of gross misconduct which is materially and demonstrably injurious to Keynote; or

•	the willful and continued failure to substantially perform his duties with Keynote (other than incapacity due to physical or mental illness).
“Constructive Termination” means:
•	a material reduction in Executive’s salary or benefits not agreed to by him;

•	a material change in Executive’s responsibilities not agreed to by him; or

•	a sale of the company if he is not the Chief Executive Officer of the resulting combined entity.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
99.01 Amended and Restated Employment Agreement dated as of January 21, 2011 between Keynote Systems, Inc. and Umang Gupta.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.
Date: January 27, 2011	By:	/s/ Curtis H. Smith
Curtis H. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.01	Amended and Restated Employment Agreement dated as of January 21, 2011 between Keynote Systems, Inc. and Umang Gupta.